UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2017

NBL PERMIAN LLC
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	81-4972144
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100

Clayton Williams Energy, Inc.
 6 Desta Drive, Suite 6500
Midland, TX
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Introductory Note:

On April 24, 2017 (the “Closing Date”), Wild West Merger Sub, Inc. (“Merger Sub”), an indirect, wholly owned subsidiary of Noble Energy, Inc. (“Noble”), completed its merger (the “Merger”) with and into Clayton Williams Energy, Inc. (“CWEI”), as a result of which CWEI became an indirect, wholly owned subsidiary of Noble. On April 25, 2017, CWEI merged with and into NBL Permian LLC, an indirect, wholly owned subsidiary of Noble, with NBL Permian LLC continuing as the surviving company (the “Second Merger”).

References to “the Company” in this Current Report on Form 8-K refer to NBL Permian LLC and its consolidated subsidiaries as the surviving company in the Second Merger.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the Merger, on the Closing Date, CWEI terminated all commitments and repaid all amounts outstanding under the Third Amended and Restated Credit Agreement, dated as of April 23, 2014 (as amended, supplemented or otherwise modified to date), among CWEI, as borrower, certain subsidiaries of CWEI, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Also in connection with the Merger, on the Closing Date, CWEI terminated all commitments and repaid all amounts outstanding under the Credit Agreement, dated as of March 8, 2016 (as amended, supplemented or otherwise modified to date), by and among CWEI, as borrower, certain subsidiaries of CWEI, as guarantors, each of the lenders from time to time party thereto, and Wilmington Trust, National Association, as administrative agent.

The disclosure set forth in Item 8.01 is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger, each share of common stock, par value $0.10 per share, of CWEI (each, a “CWEI Common Share”) issued and outstanding (other than CWEI Common Shares held in treasury and CWEI Common Shares held by stockholders who properly complied in all respects with the provisions of Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) as to appraisal rights), and each unexercised warrant to purchase or otherwise acquire CWEI Common Shares (each, a “CWEI Warrant”), was converted into the right to receive, at the election of the stockholder or warrant holder, as applicable, and subject to proration as described below, one of the following forms of consideration (the “Merger Consideration”):

•
for each CWEI Common Share, one of (i) 3.7222 shares of common stock, par value $0.01 per share, of Noble (each such share, a “Noble Common Share,” and such consideration, the “Share Consideration”); (ii)(A) $34.75 in cash (subject to applicable withholding tax), without interest and (B) 2.7874 Noble Common Shares (the “Mixed Consideration”); or (iii) $138.39 in cash (subject to applicable withholding tax), without interest (the “Cash Consideration”); and

•
for each CWEI Warrant, one of (i) the Share Consideration in respect of the number of CWEI Common Shares that would be issued upon a cashless exercise of such CWEI Warrant immediately prior to the effective time of the Merger (“Warrant Notional Common Shares”); (ii) the Mixed Consideration in respect of the number of Warrant Notional Common Shares represented by such CWEI Warrant; or (iii) the Cash Consideration in respect of the number of Warrant Notional Common Shares represented by such CWEI Warrant.

No fractional Noble Common Shares will be issued in the Merger, and holders of CWEI Common Shares will, instead, receive cash in lieu of fractional  Common Shares, if any. The Merger Consideration is subject to proration so that the aggregate Merger Consideration paid in respect of all CWEI Common Shares and CWEI Warrants consists of 75%  Common Shares and 25% cash. The Company will announce the final election and proration results once available.

On the Closing Date, each CWEI preferred share issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive cash in an amount equal to $1.00 (subject to applicable withholding tax), without interest.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Annex A to the Registration Statement on Form S-4/A filed by Noble with the Securities and Exchange Commission (the “SEC”) on March 21, 2017, and is incorporated herein by reference.

The information contained in the Introductory Note above is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on April 24, 2017 CWEI notified the New York Stock Exchange (the “NYSE”) that each outstanding CWEI Common Share was converted in the Merger into the right to receive the Merger Consideration and has requested that the NYSE withdraw the listing of CWEI Common Shares. CWEI requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the CWEI Common Shares. CWEI Common Shares ceased being traded following the closing of the market on Monday, April 24, 2017, and will no longer be listed on the NYSE. On April 25, 2017, the NYSE filed the notification of removal from listing on Form 25 with the SEC.

Item 3.03 Material Modification to Rights of Security Holders.

On the Closing Date, each CWEI Common Share issued and outstanding immediately prior to the effective time of the Merger (other than CWEI Common Shares held in treasury and CWEI Common Shares held by stockholders who properly comply in all respects with the provisions of Section 262 of the DGCL as to appraisal rights) and each CWEI Warrant issued and outstanding as of the effective time of the Merger were converted into the right to receive, at the election of the common stockholder or warrant holder, as applicable, but subject to proration, the relevant Merger Consideration.

On the Closing Date, each CWEI preferred share issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive cash in an amount equal to $1.00 (subject to applicable withholding tax), without interest.

On the Closing Date, in connection with the Merger and pursuant to the Merger Agreement, each option to purchase or otherwise acquire CWEI Common Shares (each, a “CWEI Option”) that was outstanding immediately prior to the effective time of the Merger vested and was converted into the right to receive the number of Noble Common Shares, rounded down to the nearest whole share, equal to the quotient of (i) the product of (A) the number of CWEI Common Shares subject to the CWEI Option, multiplied by (B) the amount, if any, by which the per share closing trading price of CWEI Common Shares on the business day immediately before the effective time of the Merger exceeds the exercise price per CWEI Common Share otherwise purchasable pursuant to the CWEI Option immediately prior to the effective time of the Merger, divided by (ii) $34.672, the average of the closing sale prices of a Noble Common Share as reported on the NYSE for the ten consecutive full trading days, ending at the close of trading on April 21, 2017, the full trading day immediately preceding the Closing Date. If such calculation results in zero or a negative number, the applicable CWEI Option shall be forfeited for no consideration.

In connection with the Merger, restricted CWEI Common Shares (“CWEI Restricted Shares”) outstanding immediately prior to the effective time of the Merger were converted into the right to receive a number of restricted Noble Common Shares equal to the number of CWEI Restricted Shares multiplied by the share-election exchange ratio of 3.7222, rounded up to the nearest whole share, and subject to the same vesting, repurchase and other restrictions as the applicable CWEI Restricted Shares.

The disclosure set forth under Items 3.01 and 8.01 is incorporated into herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 2.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger (and not as a result of any disagreement with CWEI), on the Closing Date, each of CWEI’s directors and officers immediately prior to the effective time of the Merger ceased to be directors and officers of CWEI. In accordance with the terms of the Merger Agreement, immediately following the effective time of the Merger, NBL Permian, being the sole stockholder of CWEI following the effective time of the Merger, acting by written consent appointed John A. Huser, Donald G. Moore and Charles J. Rimer as directors, and the board of directors then appointed Charles J. Rimer as President and Chief Executive Officer, Timothy K. Baumgart as Vice President and Chief Operating Officer, Kevin E. Haggard as Vice President and Treasurer, John A. Huser as Vice President – Finance, Amy E. Jolley as Vice President – Tax, Donald G. Moore as Vice President, R. Mark Patterson as Vice President, Aaron G. Carlson as Secretary, Harry R. Beaudry as Assistant Secretary, and Bernard P. Castro as Assistant Treasurer.

Immediately following the effective time of the Second Merger, NBL Texas, LLC, being the sole member of NBL Permian, acting by written consent and in accordance with the terms of the limited liability company agreement, amended Section 7.2(a) of the limited liability company agreement of NBL Permian to replace “one Manager” with “three Managers,” and appointed John A. Huser, Donald G. Moore and Charles J. Rimer as managers of the Company, and the board of managers then appointed Charles J. Rimer as President, Timothy K. Baumgart as Vice President, Kevin E. Haggard as Vice President and Treasurer, John A. Huser as Vice President – Finance, Amy E. Jolley as Vice President – Tax, Donald G. Moore as Vice President, R. Mark Patterson as Vice President, Aaron G. Carlson as Secretary, Harry R. Beaudry as Assistant Secretary, and Bernard P. Castro as Assistant Treasurer.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Copies of the Company’s certificate of formation and limited liability company agreement are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference. Immediately following the effective time of the Second Merger, NBL Texas, LLC, being the sole member of NBL Permian, acting by written consent and in accordance with the terms of the limited liability company agreement, amended Section 7.2(a) of the limited liability company agreement of NBL Permian to replace “one Manager” with “three Managers.”

Item 8.01 Other Events.

In connection with the Merger, on the Closing Date, CWEI called for redemption all of the then outstanding 7.75% Senior Notes due 2019 (the “CWEI Notes”), the indenture governing the CWEI Notes was satisfied and discharged in accordance with the terms thereof and the Company, each of the subsidiary guarantors and the trustee for the CWEI Notes entered into a supplemental indenture to confirm certain obligations under the indenture in connection with the Merger.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

The audited consolidated balance sheets of CWEI as of December 31, 2016 and 2015 and the audited consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows of CWEI for the three years ended December 31, 2016, 2015 and 2014 are incorporated by reference in this Current Report on Form 8-K from CWEI’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 2, 2017.

(b) Pro Forma Financial Information

The selected unaudited pro forma condensed combined consolidated statement of operations data for the year ended December 31, 2016 has been prepared to give effect to the merger as if the merger had been completed on January 1, 2016. The selected unaudited pro forma condensed combined consolidated balance sheet data at December 31, 2016 has been prepared to give effect to the merger as if the merger had been completed on December 31, 2016. The pro forma financial information, and the related notes thereto, required to be filed under Item 9.01 of this Current Report on Form 8-K were previously filed in the Registration Statement on Form S-4/A filed by Nobler with the SEC on March 21, 2017 under the caption “Summary Unaudited Pro Forma Condensed Combined Consolidated Financial Data,”  and is incorporated by reference in this Current Report on Form 8-K.

(c) Exhibits.

Exhibit No.	Description
3.1	Certificate of Formation of NBL Permian LLC
3.2	Limited Liability Company Agreement of NBL Permian LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

NBL PERMIAN LLC
(Registrant)

Date:	April 25, 2017	By:	/s/ Charles J. Rimer
Charles J. Rimer
President

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Certificate of Formation of NBL Permian LLC
3.2	Limited Liability Company Agreement of NBL Permian LLC